Exhibit 99.1

23andMe Announces 1-for-20 Reverse Stock Split

SUNNYVALE, Calif., October 11, 2024 (GLOBE NEWSWIRE) — 23andMe Holding Co. (Nasdaq: ME) (the “Company” or “23andMe”), announced today that the 1-for-20 reverse stock split of the Company’s Class A and Class B common stock will become effective as of 12:01 a.m. EST on October 16, 2024 (the “Effective Time”).

As previously disclosed, at the Company’s 2024 Annual Meeting of Stockholders, the Company’s stockholders voted to approve an amendment to the Company’s Certificate of Incorporation (the “Charter Amendment”) to combine outstanding shares of Class A common stock and Class B common stock, respectively, into a lesser number of outstanding shares by a ratio of not less than one-for-five and not more than one-for-thirty, with the exact ratio to be set within this range by the Company’s Board of Directors (the “Board”). Following such stockholder approval, the Board approved a final reverse stock split ratio of 1-for-20. Accordingly, the Company is effecting the reverse stock split by filing the Charter Amendment with the Secretary of State of the State of Delaware.

The Company’s Class A common stock will begin trading on The Nasdaq Capital Market on a split-adjusted basis when the market opens on October 16, 2024, under a new CUSIP number, 90138Q306.

As a result of the reverse stock split, each 20 shares of the Company’s Class A and Class B common stock issued and outstanding immediately prior to the Effective Time will be automatically combined into one share of Class A common stock and Class B common stock, respectively. The Company will not issue any fractional shares of its Class A or Class B common stock as a result of the reverse stock split. Instead, any fractional shares will be rounded up to the next whole number.

The same 1-for-20 reverse stock split ratio is being used to effect the reverse stock split of both the Company’s Class A and Class B common stock, and accordingly, all stockholders will be affected proportionately. The reverse stock split will reduce the Company’s issued and outstanding shares of common stock from approximately 350,292,546 shares of Class A common stock and 166,443,192 shares of Class B common stock to approximately 17,514,628 and 8,322,160 shares, respectively.

The number of shares of Class A common stock subject to the Company’s outstanding restricted stock unit and stock option awards, as well as the relevant exercise price per share with respect to such outstanding stock option awards, will be proportionately adjusted to reflect the reverse stock split. The number of Class A common stock shares authorized and available for issuance under the Company’s incentive equity plan and employee stock purchase plan will also be reduced to reflect the reverse stock split, using the same 1-for-20 split ratio.

A stockholder whose shares are registered directly in their name with our transfer agent, Continental Stock Transfer & Trust Company (“CST”), is considered a holder of record (or the registered stockholder). Registered stockholders who hold shares electronically in book-entry form with CST will not need to take action to receive evidence of their shares of post–reverse stock split Class A common stock or Class B common stock. A stockholder whose shares are held in an account at a brokerage firm, bank, or other similar organization is considered a beneficial owner of shares held in “street name.” Banks, brokers, or other nominees will be instructed to effect the reverse stock split for their beneficial holders holding Class A common stock in street name. However, these banks, brokers, or other nominees may have different procedures than registered stockholders for processing the reverse stock split. Stockholders who hold shares of Class A common stock with a bank, broker, or other nominee and who have any questions in this regard are encouraged to contact their banks, brokers, or other nominees.

Upon the Effective Time, each certificate, if any, representing shares of the Company’s common stock immediately prior to the reverse stock split will be deemed to represent the number of full shares of common stock resulting from the reverse stock split. Stockholders holding their shares in book entry form are not required to take any action, as their shares will be adjusted directly by CST.

About 23andMe

23andMe is a genetics-led consumer healthcare and therapeutics company empowering a healthier future. For more information, please visit www.23andme.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical fact, included or incorporated in this press release are forward-looking statements. The words “believes,” “anticipates,” “estimates,” “plans,” “expects,” “intends,” “may,” “could,” “should,” “potential,” “likely,” “projects,” “predicts,” “continue,” “will,” “schedule,” and “would” or, in each case, their negative or other variations or comparable terminology, are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements are predictions based on 23andMe’s current expectations and projections about future events and various assumptions. 23andMe cannot guarantee that it will actually achieve the plans, intentions, or expectations disclosed in its forward-looking statements and you should not place undue reliance on 23andMe’s forward-looking statements. These forward-looking statements involve a number of risks, uncertainties (many of which are beyond the control of 23andMe), or other assumptions that may cause actual results or performance to differ materially from those expressed or implied by these forward-looking statements. Among such risks and uncertainties are unexpected developments with respect to the reverse stock split, including, without limitation, future decreases in the price of the Company’s Class A common stock whether due to, among other things, the announcement of the reverse stock split, the Company’s inability to make its Class A common stock more attractive to a broader range of institutional or other investors, or an inability to increase the stock price in an amount sufficient to satisfy compliance with the Nasdaq’s minimum closing bid price requirement for continued listing. The forward-looking statements contained herein are also subject generally to other risks and uncertainties that are described from time to time in the Company’s filings with the Securities and Exchange Commission, including under Item 1A, “Risk Factors” in the Company’s most recent Annual Report on Form 10-K, as filed with the Securities and Exchange Commission, and as revised and updated by the Company’s Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. The statements made herein are made as of the date of this press release and, except as may be required by law, the Company undertakes no obligation to update them, whether as a result of new information, developments, or otherwise.

For further information, please contact:

23andMe

press@23andme.com

investors@23andme.com